Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Beasley Broadcast Group, Inc. of our report dated April 8, 2026 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Beasley Broadcast Group, Inc. for the year ended December 31, 2025, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Los Angeles, California

May 15, 2026